As filed with the Securities and Exchange Commission on September 15, 2000.
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                     INDEPENDENT COMMUNITY BANKSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Virginia                                     54-1696103
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
 Incorporation or Organization)

                            111 W. Washington Street
                           Middleburg, Virginia 20117
                                 (703) 777-6327
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

             Joseph L. Boling                         Copies of Communications to:
   Chairman and Chief Executive Officer
  Independent Community Bankshares, Inc.             Wayne A. Whitham, Jr., Esquire
         111 W. Washington Street               Williams, Mullen, Clark & Dobbins, P.C.
        Middleburg, Virginia 20117                           P. O. Box 1320
              (703) 777-6327                         Richmond, Virginia 23218-1320
   (Name, Address, Including Zip Code,                       (804) 643-1991
and Telephone Number, Including Area Code,
          of Agent for Service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

===================================== ================= ====================== ====================== ================
                                                          Proposed Maximum       Proposed Maximum        Amount of
         Title of Shares to             Amount to Be       Aggregate Price           Aggregate         Registration
           Be Registered               Registered (1)       Per Unit (2)          Offering Price            Fee
------------------------------------- ----------------- ---------------------- ---------------------- ----------------
   Common Stock, $5.00 par value       100,000 shares          $20.50               $2,050,000            $542
===================================== ================= ====================== ====================== ================

(1)    The  amount  of  Common  Stock  registered  hereunder  shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the offering price is based on the average of the high ($20.50) and low ($20.50) sales prices of one share of Common Stock, as reported on the OTC Bulletin Board on September 14, 2000, and has been established solely for the purpose of calculating the registration fee.


================================================================================

PROSPECTUS
September 15, 2000


                              INDEPENDENT COMMUNITY
                                BANKSHARES, INC.

                            DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

                         100,000 SHARES OF COMMON STOCK


Dear Shareholders:

         We are pleased to send you this prospectus describing the Dividend Reinvestment and Stock Purchase Plan of Independent Community Bankshares, Inc. The Plan offers our shareholders the opportunity to purchase shares of our common stock with automatically reinvested dividends or optional cash payments, without payment of brokerage commissions, fees or service charges.

         Shares of common stock purchased through the Plan will be purchased either from us at the market value determined by the Plan or in the open market. Dividends will be reinvested when paid by us, and shareholders who choose to participate in the Plan may participate with respect to all or any portion of their shares. Optional cash purchases may be made at any time, but may not be less than $100 per payment or total more than $5,000 per calendar quarter. We pay all brokerage commissions, fees, service charges and other expenses in connection with the Plan, except brokerage fees incurred upon the sale of shares held under the Plan.

         You may enroll in the Plan at any time by completing an Authorization Card and returning it to Registrar and Transfer Company, the Plan's agent.

         If you choose not to participate in the Plan, you will continue to receive cash dividends, when and if declared by our Board of Directors. The Plan does not represent a change in our dividend policy or a guaranty of future dividends. The declaration of dividends by our Board of Directors will continue to depend on earnings and other factors.

         We are offering shares of our common stock under this prospectus only to residents of Virginia and other states where the shares that we are offering have been registered under applicable securities laws or where an exemption from registration exists. A listing of those states is available from us or the Plan's agent upon request.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         This prospectus describes the Plan as currently in effect, and you are urged to read it carefully before deciding whether to participate.


                                                         JOSEPH L. BOLING
                                                         Chairman and
                                                         Chief Executive Officer

                       WHERE YOU CAN FIND MORE INFORMATION

         Our corporate headquarters are located at 111 West Washington Street in Middleburg, Virginia 20117, and our telephone number is (703) 777-6327.

         Independent Community Bankshares, Inc., which we will refer to as we, us or our, is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the SEC's public reference room facility located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including Independent Community Bankshares, Inc., that file documents with the SEC electronically through the SEC's electronic data gathering, analysis and retrieval system known as EDGAR.

         Our common stock is traded on the Nasdaq SmallCap Market under the symbol "ICBX." Our reports, proxy and information statements may also be reviewed at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington D.C. 20006.

         This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with such registration statement for further information regarding us and the shares of our common stock being sold by this prospectus. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the addresses set forth above.

         We also maintain an Internet site at
www.independentcommunitybankshares.com, which contains information relating to us and our business.


             INCORPORATION OF INFORMATION THAT WE FILE WITH THE SEC

         The SEC allows us to "incorporate by reference" information we file with the SEC. This means:

         o    incorporated documents are considered part of this prospectus; and

         o we can disclose important information to you by referring you to those documents.

         We incorporate by reference the documents listed below, which have been filed with the SEC:

         o    Our Annual Report on Form 10-KSB for the year ended December 31,
              1999.

         o Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000 and June 30, 2000.

         o The description of our common stock as set forth in a registration statement on Form 8-A, dated April 30, 1998.

         We also incorporate by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering.

         We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

                                Alice P. Frazier
                Senior Vice President and Chief Financial Officer
                     Independent Community Bankshares, Inc.
                                   P.O. Box 5
                           Middleburg, Virginia 20118
                            Telephone: (540) 687-6377
                            Facsimile: (540) 687-3739

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. No one else is authorized to provide you with different information. We are not making an offer of shares of our common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents because our financial condition and results may have changed since that date.

                             DESCRIPTION OF THE PLAN

         The following, in question and answer form, describes the Plan. If you do not wish to participate in the Plan, you will receive cash dividends, if and when declared by our Board of Directors.

                             Purposes and Advantages
                             -----------------------

         1.   What is the purpose of the Plan?

         The purpose of the Plan is to give eligible shareholders with a means of investing cash dividends and/or optional cash payments in shares of our common stock, without paying brokerage commissions, service charges or other expenses. In the case of shares purchased directly from us, we will receive additional funds for our general corporate purposes.

         2.   What are the advantages of the Plan?

         Participants in the Plan may:

         o Reinvest dividends and invest optional cash payments without brokerage commissions or other charges.

         o Invest the full available amount of all dividends as the Plan provides for fractional interests in the shares held in the Plan.

         o Avoid safekeeping requirements and record-keeping costs through the free custodial service and reporting provisions of the Plan.

                                  Participation
                                  -------------

         3.   Who is eligible to participate?

         Any record or beneficial holder of shares of our common stock is eligible to participate in the Plan with respect to any or all of his or her shares. A holder of record is a person who owns shares of our common stock registered in his or her name on our records. A beneficial holder is a person who owns shares of our common stock in "street name," such as through a broker or other nominee.

         In addition, employees of Independent Community Bankshares, Inc. and its wholly owned subsidiaries who own shares of our common stock are eligible to participate through payroll deductions in the Plan.

         4.   How does an eligible shareholder become a participant in the Plan?

         An eligible shareholder may join the Plan by signing the Authorization Card and returning it to the Plan's agent. An Authorization Card may be obtained at any time by request to the Plan's agent or to us. (See Question #8 on page 8 below for the name and address of the Plan's agent.)

         Employees of Independent Community Bankshares, Inc. and its wholly owned subsidiaries who are also shareholders may join the Plan by completing and signing the Authorization Card and returning it to the payroll departments. Employee-shareholders may obtain Authorization Cards at any time by written request to their respective payroll departments.

         5.   When may a shareholder join the Plan?

         An eligible shareholder may join the Plan at any time.

         If an Authorization Card specifying reinvestment of dividends is received by the Plan's agent at least five business days before the record date established for payment of a particular dividend, reinvestment will start with that dividend payment. If the Authorization Card is received less than five business days before the record date established for payment of a particular dividend, the reinvestment of dividends through the Plan will begin with the next dividend.

         Question #13 on page 11 below has additional information on the investment of optional cash payments.

         6.   What does the Authorization Card provide?

         The Authorization Card allows you to indicate by checking the appropriate box how you wish to participate in the Plan. You may indicate whether you want to reinvest dividends paid on all or a specified number of your shares of our common stock only, whether you want to reinvest dividends with the option of purchasing additional shares of common stock with cash payments, or whether you want to participate in the Plan by making optional cash payments only.

         Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of our common stock, unless the shares are withdrawn from the Plan. (See Questions #19 and #20 on page 15 below for further information.)

         7. May a participant change his or her method of participation after enrollment?

         Yes. If a participant elects initially to participate only in the optional cash payment feature, but decides later to enroll in the dividend reinvestment feature, the participant must execute and return to the Plan's agent an additional Authorization Card (as described in Question #4 above). If a participant elects initially to participate in the dividend reinvestment feature, but decides later to participate in the optional cash payment feature only, or if a participant wishes to change the number of shares for which dividends will be reinvested, the participant must notify the Plan's agent in writing to that effect, but that notification must be received at least five business days before a particular dividend record date in order to apply to the reinvestment of the corresponding dividend.

                                 Administration
                                 --------------

         8.   Who administers the Plan for participants?

         Registrar and Transfer Company, a stock transfer company that we have selected, acts as the Plan's agent and administers the Plan for participants, arranges for the custody of share certificates, keeps records, sends statements of account to participants and performs other duties relating to the Plan. All correspondence relating to the Plan should include your account number and should be addressed as follows:

          Independent Community Bankshares, Inc. Dividend Reinvestment
                             and Stock Purchase Plan
                         Registrar and Transfer Company
                                70 Commerce Drive
                           Cranford, New Jersey 07016

         You can call the Plan's agent at (800) 368-5948 if you have any questions.

         (See Question #25 on page 17 below for additional information regarding the responsibilities of the Plan's agent.). Other inquiries regarding the Plan and Independent Community Bankshares, Inc. should be directed to Alice P. Frazier, Chief Financial Officer, Independent Community Bankshares, Inc., P.O. Box 5, Middleburg, Virginia 20118.

                                      Costs
                                      -----

         9. Are there any expenses to participants in connection with purchases under the Plan?

         No. Participants will not incur any brokerage commissions or service charges for the purchases made under the Plan. We will pay all of the Plan's administrative expenses, but we will not pay brokerage commissions and taxes, if any, when shares are sold for a participant's account. (See Question #19 on page 15 below for information on a participant's expenses for the liquidation of fractional interests.)

                               Purchase of Shares
                               ------------------

         10. How many shares of our common stock will be purchased for participants?

         If you become a participant in the Plan, the number of shares that we will purchase for your account depends on the amount of your dividend and/or optional cash payments and the market price of shares of our common stock. Your account will be credited with that number of shares, including fractional interests computed to four decimal places, equal to the total amount to be invested, divided by the applicable purchase price per share. (See Question #11 on page 10 below for an explanation of the purchase price.)

         11. When and at what price will shares of our common stock be purchased under the Plan?

         Purchases with reinvested dividends will be made on the applicable dividend payment date. Purchases with optional cash payments will be made on the third Friday of each month. Participants will become owners of the shares purchased for them under the Plan on the date when the shares are purchased. The holding period for federal income tax purposes, however, will begin on the following day. (See Question #21 on page 15 below for an explanation of certain federal income tax consequences.)

         At our option, shares of our common stock will be purchased either from us or in the open market, as follows:

         o The purchase price of shares of our common stock purchased directly from us with reinvested dividends or optional cash payments will be determined by the market price for the shares, as calculated below. The purchase price for each share of common stock will equal the average of the last sales prices of our common stock, as reported by the Nasdaq SmallCap Market (or other authoritative sources), for the three days immediately before the applicable purchase date on which trades of shares of our common stock occurred.

         o The purchase price of shares of our common stock purchased in the open market will be purchased at the market price on the applicable purchase date.

         No purchases may be made directly from us in the event that the purchase price per share is less than the par value of shares of our common stock, which is $5.00 per share. In that event, any dividends payable and optional cash payments received, and not previously invested, will be used to purchase shares of our common stock in the open market.

         12. Will certificates be issued for shares of our common stock purchased under the Plan?

         Unless requested by a participant, separate certificates for shares of our common stock purchased under the Plan will not be issued to participants. Certificates for shares purchased will be issued to and held by a nominee of and for the benefit of the Plan's participants. The number of shares purchased for your account under the Plan will be shown on your statement of account. This feature protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to a participant's account under the Plan will be issued without charge upon the participant's written request. Any remaining full shares and fractional interests will continue to be credited to the participant's account. Certificates representing fractional interests will not be issued under any circumstances. (See Question #18 on page 14 below for instructions on certificate issuance.)

         13.  Who will be eligible to make optional cash payments?

         Eligible shareholders of our common stock who have submitted a signed Authorization Card are eligible to make optional cash payments under the Plan at any time. We will apply any optional cash payments received from a participant five or more business days before a purchase date to the purchase of shares of common stock for the account of the participant on that purchase date. Optional cash payments received within five business days before a purchase date may be held for investment through the Plan in the following month.

         A participant may make an initial optional cash payment when enrolling in the Plan by enclosing a check or money order with the Authorization Card. You should make checks or money orders for optional cash payments to be invested through the Plan payable to "Registrar and Transfer Company, Agent." You should return these payments along with the Authorization Card in the envelope provided. Thereafter, you may make optional cash payments at any time by sending them to the Plan's agent at the address set forth in Question #8 on page 8 above.

         Please include your Plan account number on your check or money order (or other instrument). We will not pay interest on any optional cash payments. A participant may have a cash payment returned without investment by delivering a written request to the Plan's agent at least 48 hours before it is to be invested.

         14.  What are the limits on making optional cash payments?

         The option to make cash payments is available at any time. The same amount of money need not be sent each month, and you are under no obligation to make an optional cash payment in any month. Any optional cash payments that you wish to make may not be less than $100, and payments by a participant may not total more than $5,000 in any calendar quarter. We reserve the right, in our sole discretion, both to determine who is an owner of shares of our common stock for purposes of these restrictions and to determine whether optional cash payments on behalf of any particular owner total more than $5,000 in any calendar quarter.

                             Reports to Participants
                             -----------------------

         15.  What kind of reports will be sent to participants in the Plan?

         As soon as practicable after each purchase, a participant will receive a report of all transactions since the last report. The report will include a statement of the number of shares allocated to the participant's account, the amount of dividends received that are allocable to the participant, the number of shares of our common stock purchased and the price paid. These statements will provide a record of the cost of the purchases under the Plan and should be retained for tax purposes. In addition, each participant will receive copies of our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

                                    Dividends
                                    ---------

         16. Will participants be credited with dividends on shares held in their accounts under the Plan?

         Yes. The Plan's agent will receive dividends for all shares held in the Plan on a dividend record date and will credit those dividends to participants' accounts on the basis of full shares and fractional interests credited to those accounts. The dividends will be automatically reinvested in additional shares of our common stock.

                    Discontinuation of Dividend Reinvestment
                    ----------------------------------------

         17. How does a participant discontinue the reinvestment of dividends under the Plan?

         A participant may discontinue the reinvestment of dividends under the Plan by notifying the Plan's agent in writing to that effect. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares purchased have been credited to the participant's Plan account.

         The options open to participants who wish to discontinue participation in the dividend reinvestment feature are as follows:

         o withdrawal from the dividend reinvestment feature, while continuing to participate in the optional cash payment feature, or

         o complete withdrawal from the Plan (dividend reinvestment and optional cash payment feature).

         If a participant withdraws from the dividend reinvestment portion of the Plan without withdrawing from the optional cash payment feature, we will continue to reinvest dividends paid on shares held in the participant's account until the participant withdraws from the Plan.

                      Withdrawal of Shares in Plan Accounts
                      -------------------------------------

         18.  How may a participant withdraw shares purchased under the Plan?

         A participant who has purchased shares of our common stock under the Plan may withdraw all or a portion of his or her shares from a Plan account by notifying the Plan's agent in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to the Plan's agent at the address set forth in Question #8 on page 8 above.

         A participant who changes his or her place of residence must promptly notify the Plan's agent of the change of address. (See Question #25 on page 17 below.) If a participant moves to a state where the shares offered pursuant to the Plan are not registered or exempt from registration under applicable securities law, that participant will be deemed to have withdrawn from the Plan as to all shares held by the participant in the Plan.

         Certificates for whole shares of our common stock withdrawn from the Plan will be registered in the name of, and issued to, the participant. Certificates representing fractional shares will not be issued. Any notice of withdrawal received within five business days of a dividend record date will not be effective until dividends paid for that record date have been reinvested and the shares credited to the participant's Plan account.

         The Plan will sell some or all of a participant's shares held under the Plan upon receipt of written instructions from a participant. The Plan's agent processes all sales on a weekly basis. After the sale of those shares, the Plan will remit to the participant a check with the proceeds of the sale, less brokerage commissions and any applicable taxes. The Plan's agent must receive written instructions from the participant at least 48 hours before the sale. Sales of a participant's shares will be made at then current market prices in transactions carried out through one or more brokerage firms. No shares will be sold between the fifth business day prior to a dividend record date and the following dividend payment date.

         19. What happens to any fractional interest when a participant withdraws all shares from the Plan?

         Any fractional interest withdrawn will be liquidated, and a cash payment will be made promptly from the resulting proceeds, less brokerage commissions and transfer taxes, if any. The Plan's agent will mail net sales proceeds for any fractional interest together with certificates for whole shares directly to the withdrawing participant.

         20. What happens to a participant's Plan account if all shares in the participant's own name are transferred or sold?

         If you dispose of all shares of our common stock registered in your own name, the Plan's agent will continue to reinvest the dividends on the shares held in your Plan account, unless you also withdraw or sell all shares held in your account under the Plan.

                         Federal Income Tax Consequences
                         -------------------------------

         21. What are the federal income tax consequences of participation in the Plan?

         The Plan does not offer a discount for purchases of shares of our common stock with reinvested dividends. In the absence of a discount feature, the Internal Revenue Service has ruled that shareholders participating in dividend reinvestment plans are treated for federal income tax purposes as having received the full amount of the cash distribution that was payable, even though the shareholder received no cash, but instead received credit for stock of equivalent value. In addition, a shareholder will be taxed on any broker commissions, fees or service charges that we pay for in connection with a purchase of our common stock for the shareholder under the Plan.

         To the extent distributions by us to our shareholders are treated as made from our earnings and profits, the distributions will be dividends taxable as ordinary income. At the present time, we expect to have sufficient earnings and profits so that participating shareholders can expect that the full amount of any distribution under the Plan will be taxable as a dividend.

         In the case of corporate shareholders, the full amount of dividends reinvested will be eligible for the dividends-received deduction available under the Internal Revenue Code.

         In the case of foreign shareholders whose taxable income under the Plan is subject to federal income tax withholding and in the case of any other shareholders as to whom federal income tax withholding on dividends is required, we will make dividend reinvestment net of the amount of tax required to be withheld.

         The tax basis of any shares acquired through the Plan will be the purchase price on the applicable purchase date. The holding period for shares acquired through the Plan will begin on the day after the purchase date.

         Participants should consult their own tax advisors as to the tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan's agent as described in Question #15 on page 12 above.

                                Other Information
                                -----------------

         22. What happens if we have a common stock rights offering, issue a stock dividend or declare a stock split?

         Participation in any rights offering will be based upon both the shares registered in participants' names and the shares (including fractional interests) credited to participants' Plan accounts. Any stock dividend or share resulting from stock splits with respect to full shares and fractional interests credited to participants' accounts will be added to their accounts. Any securities other than shares of our common stock or rights to subscribe for securities other than shares of our common stock received in respect of the shares held in the accounts of participants will be distributed by the Plan's agent to the participants and will not become part of the Plan.

         23. How will a participant's Plan shares be voted at a meeting of shareholders?

         All shares of our common stock credited to your account under the Plan will be voted as you direct. If on the record date for a meeting of shareholders there are shares credited to your account under the Plan, you will be sent the proxy material for that meeting. When you return an executed proxy, it will be voted with respect to all shares credited to you. Or, if you elect, you may direct the vote of all of your shares in person at the shareholders' meeting.

         24. What procedures should be followed to sell or pledge shares held in the Plan?

         A participant who wishes to sell or pledge shares from his or her account must request the withdrawal of such shares as described in Question #18 on page 14 above.

         25.  What is the responsibility of the Plan's agent?

         The Plan's agent receives the participants' dividend payments, invests the amounts in additional shares of our common stock, maintains continuing records of each participant's account, and advises participants as to all transactions in and the status of their accounts. The Plan's agent acts in the capacity of agent for the participants.

         All notices from the Plan's agent to a participant will be addressed to the participant at his or her last address of record with the Plan's agent. The mailing of a notice to a participant's last address of record will satisfy the Plan's agent's duty of giving notice to that participant. Therefore, participants must promptly notify the Plan's agent of any change of address.

         The Plan's agent, a participant's nominee or nominees, and we will not have any responsibility for acts taken or not taken in connection with the Plan, including, for example, any claim for liability arising out of failure to terminate a participant's account upon the participant's death or adjudicated incompetency prior to receipt of notice in writing of such death or adjudicated incompetency. In addition, these parties will not have any duties, responsibilities or liabilities except for those that the Plan expressly provides for.

         The Plan's agent had no responsibility with respect to the preparation or content of this Prospectus.

         The participant should recognize that neither we nor the Plan's agent can provide any assurance that shares purchased under the Plan will be worth, at any particular time, more or less than their purchase price.

         All transactions in connection with the Plan, including the optional cash payment feature, shall be governed by the laws of the Commonwealth of Virginia.

         26.  May the Plan be changed or discontinued?

         While we hope to continue a dividend reinvestment and stock purchase plan indefinitely, our Board of Directors reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any suspension, termination or modification. We also may adopt reasonable procedures for the administration of the Plan.


                                 USE OF PROCEEDS

         We do not know the number of shares of our common stock that ultimately will be purchased under the Plan or the prices at which shares will be sold. If the Plan purchases shares of common stock directly from us, the net proceeds from these transactions will be added to our general funds and used for general corporate purposes.


                                 INDEMNIFICATION

         Our Articles of Incorporation, as well as the statutes of the Commonwealth of Virginia, contain provisions providing for the indemnification of our directors and officers against certain liabilities, including liabilities arising under the

Securities Act of 1933, as amended. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been informed that, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                                     EXPERTS

         The consolidated financial statements included in our Annual Report on Form 10-KSB for the year ended December 31, 1999, which we have incorporated by reference into this prospectus, have been audited by Yount, Hyde & Barbour, P.C., independent certified public accountants, as stated in their report included in the Annual Report, and have been incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

         Documents that we have not yet filed and that we have incorporated by reference into this prospectus will include financial statements, related schedules (if required) and auditors' reports. Those financial statements and schedules will have been audited to the extent and for the periods set forth in those reports by the firm or firms rendering the reports and, to the extent so audited and consent to incorporation by reference is given, will be incorporated by reference in reliance upon those reports given upon the authority of the firm or firms as experts in accounting and auditing.


                                  LEGAL OPINION

         Williams, Mullen, Clark & Dobbins, P.C., counsel to Independent Community Bankshares, Inc., will pass upon the validity of the shares of our common stock to be issued by us pursuant to the Plan.

===================================================   ===================================================
We have not authorized any dealer, salesperson or
other person to give any information or to
represent anything not contained in this
prospectus. You must not rely on any unauthorized                    [INDEPENDENT COMMUNITY
information or representations. This prospectus                       BANKSHARES, INC. LOGO]
is an offer to sell only the securities offered
hereby, but only in the jurisdictions where it is
lawful to do so. The information contained in
this prospectus is current only as of September
15, 2000.
         __________________________
                                                                    DIVIDEND REINVESTMENT AND
              Table of Contents                                        STOCK PURCHASE PLAN
                                               Page

Where You Can Find More Information..............3
Incorporation of Information that We File                                100,000 Shares
  with the SEC...................................4
Description of the Plan                                                   Common Stock
     Purposes and Advantages.....................6
     Participation...............................6
     Administration..............................8                      ($5.00 Par Value)
     Costs.......................................9
     Purchase of Shares..........................9
     Reports to Participants....................12
     Dividends..................................13
     Discontinuation of Dividend                                        __________________
       Reinvestment.............................13
     Withdrawal of Shares in Plan                                           PROSPECTUS
       Accounts.................................14                      __________________
     Federal Income Tax Consequences............15
     Other Information..........................16
Use of Proceeds.................................18
Indemnification.................................18
Experts.........................................19
Legal Opinion...................................19                   Dated September 15, 2000

===================================================   ===================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee*.............      $     542
Printing Expenses................................................          5,000
Accounting Fees and Expenses.....................................            500
Legal Fees and Expenses..........................................          5,000
Miscellaneous Expenses...........................................          1,500
                                                                   -------------
   Total                                                               $  12,542
____________
* Represents actual expenses. All other expenses are estimates.


Item 15.  Indemnification of Directors and Officers

         The Virginia Stock  Corporation Act, Title 13.1 of the Code of Virginia
(1950), as amended (the "Virginia Act"), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he entirely prevails in the defense of any proceeding to which he is a party because he is or was a director or officer.

         Article III of the Registrant's Articles of Incorporation provides for the elimination of certain personal liability of directors and executive officers of the Registrant to the Registrant and its shareholders for monetary damages in excess of one dollar arising by reason of the fact that such person is or was serving in such capacity. In addition, Article III provides for the indemnification of persons who are or were directors, officers, employees or agents of the Registrant, or who are or were serving at the request of the Registrant in a similar capacity with another enterprise or entity to the fullest extent authorized by the Virginia Act. Article III also authorizes the Registrant to purchase insurance for itself and indemnifiable persons against any expense, liability or loss whether or not the Registrant would have the power to indemnify such expense, liability or loss under the Virginia Act.

Item 16.  Exhibits

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Articles of Incorporation of Independent Community Bankshares, Inc. (restated in electronic format), attached as Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 333-24523, filed with the Commission on April 4, 1997 (the "Form S-4"), incorporated herein by reference.

         4.2 Bylaws of the Independent Community Bankshares, Inc., attached as Exhibit 3.2 to the Form S-4, incorporated herein by reference.

         4.3 Specimen of Common Stock Certificate, attached as Exhibit 4 to the Form S-4, incorporated herein by reference.

         4.4 Dividend Reinvestment and Stock Purchase Plan of Independent Community Bankshares, Inc. (set forth in full under the heading "Description of Plan" in the Prospectus).

         5.1      Opinion of Williams, Mullen, Clark & Dobbins, P.C.

         23.1 Consent of Williams, Mullen, Clark & Dobbins, P.C. (included in Exhibit 5.1).

         23.2     Consent of Yount, Hyde & Barbour, P.C.

         24.1     Powers of Attorney (included on signature page).

         99.1     Authorization Card.


Item 17.  Undertakings

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                           Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Loudoun County, Commonwealth of Virginia, on September 15, 2000.

                                     INDEPENDENT COMMUNITY BANKSHARES, INC.


                                     By: /s/ Joseph L. Boling
                                         ---------------------------------------
                                         Joseph L. Boling
                                         Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Joseph L. Boling as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----

           /s/ Joseph L. Boling                 Chairman, Chief Executive Officer and          September 15, 2000
-----------------------------------------                      Director
              Joseph L. Boling                      (Principal Executive Officer)


           /s/ Alice P. Frazier                       Senior Vice President and                September 15, 2000
-----------------------------------------              Chief Financial Officer
              Alice P. Frazier                     (Principal Financial Officer and
                                                    Principal Accounting Officer)


          /s/ Howard M. Armfield                               Director                        September 15, 2000
-----------------------------------------
             Howard M. Armfield


          /s/ Childs Frick Burden                              Director                        September 14, 2000
-----------------------------------------
            Childs Frick Burden


                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----


                                                               Director                         ________ __, 2000
-----------------------------------------
           J. Lynn Cornwell, Jr.


                                                               Director                         ________ __, 2000
-----------------------------------------
             William F. Curtis


                                                               Director                         ________ __, 2000
-----------------------------------------
             F. E. Deacon, III


                                                               Director                         ________ __, 2000
-----------------------------------------
             Robert C. Gilkison


         /s/ C. Oliver Iselin, III                             Director                        September 14, 2000
-----------------------------------------
           C. Oliver Iselin, III


                                                               Director                         ________ __, 2000
-----------------------------------------
              Thomas W. Nalls


                                                               Director                         ________ __, 2000
-----------------------------------------
               John C. Palmer


            /s/ John L. Sherman                                Director                        September 14, 2000
-----------------------------------------
              John L. Sherman


           /s/ Millicent W. West                               Director                        September 14, 2000
-----------------------------------------
             Millicent W. West


           /s/ Edward T. Wright                                Director                        September 14, 2000
-----------------------------------------
              Edward T. Wright

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

    4.1 Articles of Incorporation of Independent Community Bankshares, Inc. (restated in electronic format), attached as
                   Exhibit 3.1 to the Registration Statement on Form S-4, Registration No. 333-24523, filed with the Commission on April 4, 1997 (the "Form S-4"), incorporated herein by reference.

    4.2            Bylaws of Independent Community Bankshares, Inc., attached as
                   Exhibit  3.2  to  the  Form  S-4,   incorporated   herein  by
                   reference.

    4.3 Specimen of Common Stock Certificate, attached as Exhibit 4 to the Form S-4, incorporated herein by reference.

    4.4 Dividend Reinvestment and Stock Purchase Plan of Independent Community Bankshares, Inc. (set forth in full under the heading "Description of Plan" in the Prospectus).

    5.1            Opinion of Williams, Mullen, Clark & Dobbins, P.C.

    23.1 Consent of Williams, Mullen, Clark & Dobbins, P.C. (included in Exhibit 5.1).

    23.2           Consent of Yount, Hyde & Barbour, P.C.

    24.1           Powers of Attorney (included on signature page).

    99.1           Authorization Card.